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                                                                     EXHIBIT 4.1




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                           BERRY PLASTICS CORPORATION

                   10 3/4 % Senior Subordinated Notes due 2012






                                    INDENTURE



                            Dated as of July 22, 2002









                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee






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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.................................................    1
SECTION 1.02. Other Definitions...........................................   20
SECTION 1.03. Incorporation by Reference of Trust Indenture Act...........   21
SECTION 1.04. Rules of Construction.......................................   21


                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  Amount of Notes; Issuable in Series........................   22
SECTION 2.02.  Form and Dating............................................   23
SECTION 2.03.  Execution and Authentication...............................   23
SECTION 2.04.  Registrar and Paying Agent.................................   23
SECTION 2.05.  Paying Agent to Hold Money in Trust........................   24
SECTION 2.06.  Holder Lists...............................................   24
SECTION 2.07.  Transfer and Exchange......................................   25
SECTION 2.08.  Replacement Notes..........................................   25
SECTION 2.09.  Outstanding Notes..........................................   26
SECTION 2.10.  Temporary Notes............................................   26
SECTION 2.11.  Cancelation................................................   26
SECTION 2.12.  Defaulted Interest.........................................   26
SECTION 2.13.  CUSIP and ISIN Numbers.....................................   27
SECTION 2.14.  Computation of Interest....................................   27
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                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.........................................   27
SECTION 3.02.  Selection of Notes To Be Redeemed..........................   27
SECTION 3.03.  Notice of Redemption.......................................   27
SECTION 3.04.  Effect of Notice of Redemption.............................   28
SECTION 3.05.  Deposit of Redemption Price................................   28
SECTION 3.06.  Notes Redeemed in Part.....................................   29


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  Payment of Notes...........................................   29
SECTION 4.02.  SEC Reports................................................   29
SECTION 4.03.  Limitation of Indebtedness.................................   29
SECTION 4.04.  Limitation on Restricted Payments..........................   33
SECTION 4.05.  Limitation on Restrictions on Distributions from
                 Restricted Subsidiaries..................................   38
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.........   40
SECTION 4.07.  Limitation on Transactions with Affiliates.................   43
SECTION 4.08.  Change of Control..........................................   45
SECTION 4.09.  Compliance Certificate.....................................   47
SECTION 4.10.  Further Instruments and Acts...............................   47
SECTION 4.11.  Future Note Guarantors and Release of Note Guarantors......   47
SECTION 4.12.  Trustee Has No Obligation to Monitor.......................   48


                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01.  When Company May Merge or Transfer Assets..................   48
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                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..........................................   49
SECTION 6.02.  Acceleration...............................................   51
SECTION 6.03.  Other Remedies.............................................   52
SECTION 6.04.  Waiver of Past Defaults....................................   52
SECTION 6.05.  Control by Majority........................................   52
SECTION 6.06.  Limitation on Suits........................................   52
SECTION 6.07.  Rights of Holders to Receive Payment.......................   53
SECTION 6.08.  Collection Suit by Trustee.................................   53
SECTION 6.09.  Trustee May File Proofs of Claim...........................   53
SECTION 6.10.  Priorities.................................................   53
SECTION 6.11.  Undertaking for Costs......................................   54
SECTION 6.12.  Waiver of Stay or Extension Laws...........................   54


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee..........................................   54
SECTION 7.02.  Rights of Trustee..........................................   55
SECTION 7.03.  Individual Rights of Trustee...............................   56
SECTION 7.04.  Trustee's Disclaimer.......................................   56
SECTION 7.05.  Notice of Defaults.........................................   56
SECTION 7.06.  Reports by Trustee to Holders..............................   57
SECTION 7.07.  Compensation and Indemnity.................................   57
SECTION 7.08.  Replacement of Trustee.....................................   58
SECTION 7.09.  Successor Trustee by Merger................................   59
SECTION 7.10.  Eligibility; Disqualification..............................   59
SECTION 7.11.  Preferential Collection of Claims Against Company..........   59
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                                    ARTICLE 8

                       DISCHARGE OF INDENTURE, DEFEASANCE

SECTION 8.01.  Discharge of Liability on Notes; Defeasance................   59
SECTION 8.02.  Conditions to Defeasance...................................   60
SECTION 8.03.  Application of Trust Money.................................   61
SECTION 8.04.  Repayment to Company.......................................   62
SECTION 8.05.  Indemnity for Government Obligations.......................   62
SECTION 8.06.  Reinstatement..............................................   62


                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.  Without Consent of Holders.................................   62
SECTION 9.02.  With Consent of Holders....................................   63
SECTION 9.03.  Compliance with Trust Indenture Act........................   64
SECTION 9.04.  Revocation and Effect of Consents and Waivers..............   64
SECTION 9.05.  Notation on or Exchange of Notes...........................   65
SECTION 9.06.  Trustee to Sign Amendments.................................   65
SECTION 9.07.  Payment for Consent........................................   65


                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01. Agreement to Subordinate...................................   66
SECTION 10.02. Liquidation, Dissolution, Bankruptcy.......................   66
SECTION 10.03. Default on Senior Indebtedness.............................   66
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SECTION 10.04. Acceleration of Payment of Notes...........................   68
SECTION 10.05. When Distribution Must Be Paid Over........................   68
SECTION 10.06. Subrogation................................................   68
SECTION 10.07. Relative Rights............................................   68
SECTION 10.08. Subrogation May Not Be Impaired by Company.................   69
SECTION 10.09. Rights of Trustee and Payment Agent........................   69
SECTION 10.10. Distribution or Notice to Representative...................   69
SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit
                 Right to Accelerate......................................   69
SECTION 10.12. Trust Monies Not Subordinated..............................   69
SECTION 10.13. Trustee Entitled to Rely...................................   69
SECTION 10.14. Trustee to Effectuate Subordination........................   70
SECTION 10.15. Trustee Not Fiduciary for Holders of Senior
                 Indebtedness.............................................   70
SECTION 10.16. Reliance by Holders of Senior Indebtedness on
                 Subordination Provisions.................................   70


                                   ARTICLE 11

                                 NOTE GUARANTEES

SECTION 11.01. Note Guarantees............................................   70
SECTION 11.02. Limitation on Liability....................................   73
SECTION 11.03. Successors and Assigns.....................................   73
SECTION 11.04. No Waiver..................................................   73
SECTION 11.05. Modification...............................................   73
SECTION 11.06. Execution of Supplemental Indenture for Future
                 Note Guarantors..........................................   74
SECTION 11.07. Release of Note Guarantees.................................   74
SECTION 11.08. Non-Impairment.............................................   74
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                                   ARTICLE 12

                      SUBORDINATION OF THE NOTE GUARANTEES

SECTION 12.01. Agreement to Subordinate...................................   74
SECTION 12.02. Liquidation, Dissolution, Bankruptcy.......................   75
SECTION 12.03. Default on Designated Senior Indebtedness of a
                 Note Guarantor...........................................   75
SECTION 12.04. Demand for Payment.........................................   76
SECTION 12.05. When Distribution Must Be Paid Over........................   77
SECTION 12.06. Subrogation................................................   77
SECTION 12.07. Relative Rights............................................   77
SECTION 12.08. Subordination May Not Be Impaired by a Note
                 Guarantor................................................   77
SECTION 12.09. Rights of Trustee and Paying Agent.........................   77
SECTION 12.10. Distribution or Notice to Representative...................   78
SECTION 12.11. Article 12 Not To Prevent Events of Default or
                 Limit Right To Accelerate................................   78
SECTION 12.12. Trustee Entitled to Rely...................................   78
SECTION 12.13. Trustee To Effectuate Subordination........................   78
SECTION 12.14. Trustee Not Fiduciary for Holders of Senior
                 Indebtedness of a Note Guarantor.........................   79
SECTION 12.15. Reliance by Holders of Senior Indebtedness of a
                 Note Guarantor on Subordination Provisions...............   79
SECTION 12.16. Trust Monies Not Subordinated..............................   79


                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls...............................   79
SECTION 13.02. Notices....................................................   80
SECTION 13.03. Communication by Holders with Other Holders................   80
SECTION 13.04. Certificate and Opinion as to Conditions Precedent.........   81
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SECTION 13.05. Statements Required in Certificate or Opinion..............   81
SECTION 13.06. When Notes Disregarded.....................................   81
SECTION 13.07. Rules by Trustee, Paying Agent and Registrar...............   81
SECTION 13.08. Legal Holidays.............................................   81
SECTION 13.09. Governing Law..............................................   82
SECTION 13.10. No Recourse Against Others.................................   82
SECTION 13.11. Successors.................................................   82
SECTION 13.12. Multiple Originals.........................................   82
SECTION 13.13. Table of Contents; Headings................................   82
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Appendix A - Provisions Relating to Original Notes, Additional Notes and
               Exchange Notes
Exhibit A  - Form of Initial Note
Exhibit B  - Form of Exchange Note
Exhibit C  - Form of Supplemental Indenture
Exhibit D  - Form of Transferee Letter of Representation

                    INDENTURE dated as of July 22, 2002, among BERRY PLASTICS
               CORPORATION, a Delaware corporation (the "Company"), BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITIONS CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION, each a Delaware corporation, and CARDINAL PACKAGING, INC., an Ohio corporation. (collectively, the "Note Guarantors") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").


          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 10 3/4% Senior Subordinated Notes due 2012 issued on the date hereof (the "Original Notes"), (b) any Additional Notes (as defined herein) that may be issued on any Issue Date (all such Notes in clauses (a) and (b) being referred to collectively as the "Initial Notes") and (c) if and when issued as provided in a Registration Rights Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 10 3/4% Senior Subordinated Notes due 2012 issued in a Registered Exchange Offer in exchange for any Initial Notes (the "Exchange Notes") (together with the Initial Notes and any Exchange Notes issued hereunder, the "Notes"). Notes in an aggregate principal amount of $250,000,000 will be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Notes from time to time.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


          SECTION 1.01. DEFINITIONS.

          "Acquisition" means that transaction described as such in the "Acquisition" section of the Offering Memorandum.

          "Additional Assets" means: (a) any property or assets (other than Indebtedness and Capital Stock) acquired or constructed to be used by the Company or a Restricted Subsidiary; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

          "Additional Interest" means any additional interest payable under a Registration Rights Agreement.

          "Additional Notes" means any Senior Subordinated Notes issued under the terms of this Indenture subsequent to the Closing Date.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holding or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of: (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a

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Restricted Subsidiary, (ii) for purposes of Section 4.06 only, a disposition subject to Section 4.04, (iii) a disposition of assets with a Fair Market Value of less than $3.0 million, (iv) transactions permitted under Section 5.01, (v) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary, (vi) a sale of accounts receivable and related assets pursuant to a Receivables Facility, (vii) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licences, leases or subleases of other property in the ordinary course of business, and (viii) any disposition in the ordinary course of business of obsolete, worn-out, surplus or other property not useful in the conduct of the business.

          "Asset Swap" means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets for property, businesses, assets or Capital Stock of a Person (or any combination thereof, as well as cash or cash equivalents), all or substantially all of the assets of which, are of a type used in the business of the Company or of a Restricted Subsidiary.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Bank Indebtedness" means (a) any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement and indemnification obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) any Hedging Obligations of Holding, the Company or any of its Subsidiaries in favor of any holder of Indebtedness under the Credit Agreement or any Refinancing Indebtedness with respect thereto. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

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          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company or with respect to any other entity a similar meaning.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities including those convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Cash Equivalents" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case, with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or Holding, whether as a result of issuance of securities of Holding or the Company, any merger, consolidation, liquidation or dissolution of Holding or the Company, any

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direct or indirect transfer of securities by any Permitted Holder or otherwise;
(b) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a "person" (as defined above) other than one or more Permitted Holders; (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or Holding, as the case may be (together with any new directors whose election by such board of directors of the Company or Holding, as the case may be, or whose nomination for election by the shareholders of the Company or Holding, as the case may be, was approved by a vote of a majority of the directors of the Company or Holding, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), and any directors who are designees of a Principal or a Related Party of a Principal or were nominated by a Principal or a Related Party of a Principal, cease for any reason to constitute a majority of the board of directors of the Company or Holding, as the case may be, then in office; or (d) the merger or consolidation of the Company or Holding with or into another Person or the merger of another Person with or into the Company or Holding, other than, in each case, a transaction following which securities that represented at least a majority of the voting power of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person.

          "Closing Date" means the date of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of: (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that: (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (1) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (including an operating plant or other similar facility), EBITDA

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and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that (a) would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken or at the time of determination are reasonably expected to be taken within six months following any such acquisition or other Investment, including, but not limited to, the execution, termination, renegotiation or modification of any contracts, the termination of any personnel or the closing of any facility or lower material costs, as applicable, PROVIDED that, in any case, such adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Board of Directors. Any such Officers' Certificate shall be provided to the Trustee if the Company Incurs any Indebtedness or takes any other action under this Indenture in reliance thereon. If any Indebtedness, whenever Incurred, bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, minus any amortization of debt issuance costs, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount, (c) capitalized interest, (d) noncash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)) and (i) interest Incurred in connection with investments in discontinued operations, and (j) commissions, discounts, yield and other financing fees and financing charges Incurred in connection with any transaction (including, without limitation, a Receivables Facility) pursuant to which the Company or any Restricted Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Receivables Facility." For purposes of the foregoing, total interest expense will be determined after giving effect to any net proceeds paid or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

          "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded in such period with cash from the Company or a Restricted Subsidiary; (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (c) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that: (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another

Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (d) any net gain or loss realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any net gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (e) any net extraordinary gain or loss; (f) the cumulative effect of a change in accounting principles; (g) any noncash compensation charges or other noncash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards; and (h) any non-recurring fees, charges or other expenses (including bonus and retention payments) made or incurred in connection with the Acquisition and the transactions contemplated thereby. Notwithstanding the foregoing, for the purpose Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iv)(3)(D) thereof.

          "Consolidated Step-Up Depreciation and Amortization" means, with respect to any Person for any period, the total amount of depreciation and amortization related to the write-up of assets for such period on a consolidated basis in accordance with GAAP to the extent (a) such depreciation and amortization results from purchase accounting adjustments in connection with the Acquisition and (b) such depreciation and amortization was deducted in computing Consolidated Net Income.

          "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Credit Agreement" means the credit agreement dated as of the Closing Date, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, among the Company, Holding, the lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as administrative agent, JPMorgan Chase Bank, as syndication agent, Fleet National Bank, as collateral agent, issuing bank and swing line lender, and The Royal Bank of Scotland plc and GE Capital Corporation, as co-documentation agents.

          "Credit Facility" means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including, without limitation, any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements, futures contract, options contract, synthetic cap or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary for the purpose of hedging foreign currency risk.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Noncash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as such pursuant to an Officers' Certificate. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration then held by the Company, may not exceed $5.0 million at the time of the receipt of the Designated Noncash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

          "Designated Senior Indebtedness" of the Company means (a) the Bank Indebtedness and (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $15.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning. The Company and each Note Guarantor shall provide to the Trustee from time to time, and upon receipt by the Trustee of a Blockage Notice or Guarantee Blockage Notice pursuant to Articles 10 and 12 hereof, respectively, a list of its Designated Senior Indebtedness and the names and contact numbers of each Representative with respect to each issue of Designated Senior Indebtedness. Subject to Article 7 hereof, the Trustee shall be entitled to rely conclusively on any such list.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (a) matures or is mandatorily redeemable at the option of the holder thereof, in whole or in part, pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder thereof, in whole or in part, for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c), on or prior to the 91st day after the Stated Maturity of the Notes; PROVIDED, HOWEVER, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is redeemable at the option of the holder thereof prior to such date will be deemed Disqualified Stock and any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions under Sections 4.06 and 4.08; PROVIDED, FURTHER that any class of Capital Stock of such Person that, by its terms, authorized such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed Disqualified Stock so long as such Person satisfied its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries; (b) Consolidated Interest Expense;
(c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries; (d) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); (e) plant shutdown costs and acquisition integration costs; and (f) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its Restricted Subsidiary in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Equity Offering" means a public or private sale for cash of Capital Stock (other than Disqualified Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors; PROVIDED, HOWEVER, that for purposes of Section 4.04(a)(iv)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $20.0 million, such determination must be confirmed by a recognized appraisal or investment banking firm.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company
(x) that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (y) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise on the Closing Date, including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.

          "Holder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security and payment of interest on any Indebtedness in the form of additional Indebtedness or the payment on Disqualified Capital Stock in the form of additional shares of Capital Stock, shall not be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination, without duplication: (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) the principal component of all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation arises in the ordinary course of business and relates to a Trade Payable); (d) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services other than earn-outs, indemnities and similar provisions; (e) all

Capitalized Lease Obligations and all Attributable Debt of such Person; (f) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (g) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of the Person the Indebtedness of which is being determined, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of: (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons; (h) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time); (i) all amounts outstanding and other obligations of such Person in respect of a Receivables Facility; and (j) all obligations of the type referred to in clauses
(a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding anything in this definition to the contrary, characterization of any Receivables Facility as Indebtedness is for purposes of the Indenture covenants only, and such characterization shall not preclude the Company or any Restricted Subsidiary from characterizing any Receivables Facility as a sale for GAAP or any other purpose.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances and extensions of credit to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; PROVIDED that none of the following will be deemed to be an Investment: (a) Hedging Obligations entered into in compliance with Section 4.03(b)(iv); and (b) endorsements of negotiable instruments and documents in the ordinary course of business. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04: (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to: (1) the Company's "Investment" in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

          "Issue Date", with respect to any Initial Notes, means the date on which the Initial Notes are originally issued.

          "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof and any agreement to give any security interest) upon or with respect to any property of any kind, real or personal, movable or immovable.

          "Net Available Cash" from an Asset Disposition means payments of cash or Cash Equivalents received (including any payments of cash or Cash Equivalents received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Person pursuant to the terms of this Indenture.

"Note Guarantor" means any Person that has issued a Note Guarantee.

          "Offering Memorandum" means the offering memorandum relating to the issuance of the Original Notes dated July 17, 2002.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Note Guarantor has a correlative meaning.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Note Guarantor or the Trustee.

          "Permitted Holders" means Principals and Related Parties and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or Holding's Capital Stock.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in: (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;
(b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; (e) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans or advances to employees, directors and consultants not exceeding $2.0 million in the aggregate outstanding at any one time; (g) loans, deposits, prepayments and other credits or advances to customers or suppliers in the ordinary course of business; (h) stock, obligations or securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; (i) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (j) Investments in prepaid expenses, negotiable instruments held for collection and lease utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (k) Currency Agreements, Interest Rate Agreements and Commodity Price Protection Agreements and other Hedging Obligations permitted by this Indenture that are entered into in the ordinary course of business and not for speculative purposes; (l) Investments acquired in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale of Capital Stock (other than Disqualified Stock); PROVIDED that such Net Cash Proceeds are used to make such Investment within 90 days of the receipt thereof and the amount of all such Net Cash Proceeds shall be excluded from Section 4.04(a)(iv)(3)(B); (m) Investments in existence on the date of this Indenture or made pursuant to a legally binding written commitment in existence on the date of this Indenture; (n) Guarantees issued in accordance with Section 4.03; (o) Investments in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Facility permitted under
Section 4.03; PROVIDED that such Investment is necessary or advisable to effect such Receivables Facility; (p) Investments in joint ventures or similar projects by the Company and its Restricted Subsidiaries on the date of the investment in an aggregate amount not to exceed $20.0 million; (q) loans or advances to employees, directors or consultants the proceeds of which are used to purchase Capital Stock (other than Disqualified Stock) of the Company or Holding (and, with respect to purchases of the Capital Stock of Holding, the proceeds of which are paid or contributed to the Company); and (r) Indebtedness of the Company or a Restricted Subsidiary under Section 4.03(b)(ii). For purposes of this definition, the value of any Investment will be the Fair Market Value on the date made without any subsequent changes for any increases or decreases in the Fair Market Value of such Investment.

          "Permitted Junior Securities" means: (a) Equity Interests in the Company or any Guarantor; or (b) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Indebtedness under the terms of this Indenture.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Principals" means each of GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000 L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan Partners (BHCA), L.P.

          "Purchase Money Indebtedness" means Indebtedness: (a) consisting of the deferred purchase price of an asset (or Capital Stock of a corporation substantially all the assets of which consist of such asset), conditional sale obligations, obligations under any title retention agreement and other purchase money obligations (including obligations to a third party to finance the amount being paid to the seller), in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset (or such Capital Stock), including additions and improvements; PROVIDED, HOWEVER, that such Indebtedness is Incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset (or such Capital Stock).

          "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries, directly or indirectly through another Subsidiary, sells or otherwise transfers rights in its accounts receivable pursuant to arrangements customary in the industry.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (or the net proceeds of which are used to do any of the foregoing)any Indebtedness of the Company or any Restricted

Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary, including Indebtedness that Refinances Refinancing Indebtedness); PROVIDED, HOWEVER, that: (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums Incurred in connection therewith) and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include: (i) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Related Party" means, (a) any controlling stockholder or 80% (or more) owned Subsidiary of any Principal; or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (a).

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" of the Company or any Note Guarantor means Bank Indebtedness and the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are PARI PASSU with or subordinated in right of payment to the Notes or such Note Guarantor's Note Guarantee, as applicable; PROVIDED, HOWEVER, that Senior Indebtedness of the Company or any Note Guarantor shall not include: (a) any obligation of the Company or any Subsidiary of the Company or of such Note Guarantor to the Company or any other Subsidiary of the Company; (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Note Guarantor, as applicable; (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities); (d) any Indebtedness or obligation of the Company or such Note Guarantor, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate in right of payment to any other Indebtedness or obligation of the Company or such Note Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Note Guarantor, as applicable; (e) any obligations with respect to any Capital Stock; or (f) any Indebtedness (or portion thereof) Incurred in violation of this Indenture.

          "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC in effect on the date of this Indenture.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Stockholders' Agreement" means the stockholders' agreement entered into in connection with the Acquisition.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Tax Sharing Agreement" means the Amended and Restated Tax Sharing Agreement, made as of March 15, 2001, by and among Holding and its Subsidiaries.

          "Temporary Cash Investments" means any of the following: (a) United States dollars or eurodollars or any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed or insured by the United States of America or any agency or instrumentality thereof, (b) investments in time deposit accounts, certificates of deposit and eurodollar time deposits, banker acceptances and money market deposits (or in the case of Foreign Subsidiaries, the foreign equivalent) maturing within 270 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose longterm debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of

America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (e) investments in securities with maturities of 270 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (f) money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (a) through (e) of this definition and (g) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, equivalents of the investments described in clause (a) above to the extent guaranteed by the United Kingdom, the European Union or the country in which the Foreign Subsidiary operates and equivalents of the investments described in clause (b) above issued, accepted or offered by (i) the local office of any commercial bank meeting the requirements of clause (d) above in the jurisdiction of organization of the applicable Foreign Subsidiary or (ii) the local office of any commercial bank organized under the laws of the jurisdiction of organization of the applicable Foreign Subsidiary which commercial bank (1) has combined capital and surplus and undivided profits of not less than $250.0 million, (2) a long-term rating for Dollar- denominated obligations of at least "A-1" from S&P or the equivalent rating from Moody's or (3) is organized in the country in which the Foreign Subsidiary operates.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means: (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company or Person becoming a

Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either: (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation: (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02. OTHER DEFINITIONS.

                                                    DEFINED IN
TERM                                                 SECTION

"Affiliate Transaction"                              4.07(a)
"Appendix"                                           Preamble
"Bankruptcy Law"                                     6.01
"Blockage Notice"                                    10.03
"Change of Control Offer"                            4.08(b)
"covenant defeasance option"                         8.01(b)
"Custodian"                                          6.01

"Definitive Notes"                                   Appendix
"Event of Default"                                   6.01
"Exchange Notes"                                     Preamble
"Global Notes"                                       Appendix
"Guarantee Blockage Notice"                          12.03
"Guarantee Payment Blockage Period"                  12.03
"Guaranteed Obligations"                             11.01
"incorporated provision"                             13.01
"Initial Notes"                                      Preamble
"judgment default provision"                         6.01(h)
"legal defeasance option"                            8.01(b)
"Legal Holiday"                                      13.08
"Notes Custodian"                                    Appendix
"Notice of Default"                                  6.01
"Offer"                                              4.06(b)
"Original Notes"                                     Preamble
"pay its Guarantee"                                  12.03
 "pay the Notes"                                     10.03
"Paying Agent"                                       2.04
"Payment Blockage Period"                            10.03
"protected purchaser"                                2.08
"Purchase Date"                                      4.06(c)(i)
"Registered Exchange Offer"                          Appendix
"Registrar"                                          2.04
"Registration Rights Agreement"                      Appendix
"Restricted Payment"                                 4.04(a)
"Successor Company"                                  5.01(a)
"Successor Guarantor"                                5.01(b)

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes and the Note Guarantees.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Note Guarantors and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "including" means including without limitation;

          (d) words in the singular include the plural and words in the plural include the singular;

          (e) unsecured Indebtedness shall not be deemed to be subordinate or junior in right of payment to Secured Indebtedness merely because it is unsecured; and Indebtedness which has different security or different priorities in the same security and will not be deemed subordinate in right of payment to Secured Indebtedness due to such differences.

          (f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                                    THE NOTES

          SECTION 2.01. AMOUNT OF NOTES; ISSUABLE IN SERIES. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. All Notes of any one series shall be substantially identical except as to denomination, legends and the date they are issued.

          With respect to any Additional Notes issued after the Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

          (1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

          (2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

          (3) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;

          (4) if applicable, that such Additional Notes shall be issued in a private placement transaction with registration rights;

          (5) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

          (6) if applicable, that such Additional Notes shall not be issued in the form of Initial Notes as set forth in Exhibit A, but shall be issued in the form of Exchange Notes as set forth in Exhibit B.

          If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

          SECTION 2.02. FORM AND DATING. Provisions relating to the Original Notes, the Additional Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Notes and the Trustee's certificate of authentication and (b) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and any Additional Notes issued other than as Transfer Restricted Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

          SECTION 2.03. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04. REGISTRAR AND PAYING AGENT. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

          (b) The Company shall enter into an appropriate agency agreement in its discretion with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

          SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal of and interest and Additional Interest (if any) on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and Additional Interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying

Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and Additional Interest (if any) on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.07. TRANSFER AND EXCHANGE. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

          Prior to the due presentation for registration of transfer of any Note, the Company, the Note Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Note Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          SECTION 2.08. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond or other form of indemnity sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such
Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

          SECTION 2.09. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding and interest on it ceases to accrue unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.10. TEMPORARY NOTES. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

          SECTION 2.11. CANCELATION. The Company at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

          SECTION 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP AND ISIN NUMBERS. The Company in issuing the Notes may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.14. COMPUTATION OF INTEREST. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate setting forth the redemption date and the principal amount of Notes to be redeemed and, upon request by the Trustee, an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address. The notice shall identify the Notes to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price and the amount of accrued interest to, but not including, the redemption date;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

          (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (vii) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

          (b) At the Company's request (which may be revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and Additional Interest, if any, to, but not including, the redemption date; PROVIDED, HOWEVER, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and Additional Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Notice mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancelation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent in excess of the amounts necessary to pay the principal of, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Additional Interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

          SECTION 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. PAYMENT OF NOTES. The Company shall promptly pay the principal of and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such filing), and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

          SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness (including any Receivable Facility) if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2 to 1.

     (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness in an aggregate principal amount Incurred pursuant to any Credit Facility and Indebtedness in an aggregate amount outstanding under any Receivables Facility which together do not exceed $555.0 million less the aggregate amount of all mandatory repayments of the principal of any term Indebtedness under the Credit Agreement that have been made by the Company or any of its Restricted Subsidiaries since the date of this Indenture with the Net Available Cash of an Asset Disposition pursuant to
     Section 4.06(a)(iii)(1); PROVIDED, HOWEVER, that Indebtedness in excess of $505.0 million may be Incurred only if at the time of Incurrence (or at the time of any other Incurrence of Indebtedness pursuant to this clause (i) in excess of $505.0 million) the Company receives an amount equal to such excess in cash from the issue or sale of Capital Stock (other than Disqualified Stock) or from other capital contributions;

          (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Restricted Subsidiary that is a Note Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Note Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Restricted Subsidiary with respect to its Note Guarantee;

          (iii) Indebtedness (1) represented by the Notes (not including any Additional Notes) and the Note Guarantees, (2) represented by the exchange Notes to be issued in exchange for the Notes pursuant to the registration rights agreement, (3) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (4) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or the foregoing paragraph (a) (including in any such case Indebtedness that is Refinancing Indebtedness) and (5) consisting of Guarantees of any Indebtedness permitted under Section 4.03(a) or this
     Section 4.03(b);

          (iv) Indebtedness (1) in respect of workers' compensation self-insurance obligations, indemnities, performance bonds, bankers' acceptances, letters of credit and surety, appeal or similar bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and in any such case any reimbursement obligations in connection therewith, (2) under Interest Rate Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; PROVIDED, HOWEVER, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder, (3) under any Currency Agreements; PROVIDED that such agreements are designed to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable under Currency Agreements or (4) under any Commodity Price Protection Agreements; PROVIDED that such agreements are designed to protect the Company or its Subsidiaries against fluctuations in commodity prices or by reason of fees, indemnities and compensation payable under such Commodity Price Protection Agreements;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $30.0 million at any time outstanding;

          (vi) Indebtedness of any Foreign Subsidiary in an aggregate principal amount which does not exceed $15.0 million plus any Indebtedness of a Foreign Subsidiary existing at the time it is acquired by the Company and not Incurred in contemplation thereof, so long as after giving effect to such acquisition, the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a);

          (vii) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, Incurred in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

          (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; PROVIDED that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of Preferred Stock;

          (ix) Indebtedness of the Company and any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease or discharge the Notes as described in Article 8.

          (x) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection or overdraft protection in the ordinary course of business; and

          (xi) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, shall not exceed $30.0 million.

     (c) The Company shall not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate in right of payment to Secured Indebtedness merely because it is unsecured and Indebtedness which has different security or different priorities in the same security shall not be deemed subordinate in right of payment to Secured Indebtedness due to such differences. The Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Note Guarantor shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate in right of payment to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate in right of payment to Secured Indebtedness merely because it is unsecured and Indebtedness which has different security or different priorities in the same security shall not be deemed subordinate in right of payment to Secured Indebtedness due to such differences. A Note Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

     (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i); (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness; (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness on the date of Incurrence and shall later be permitted to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section, and only be required to include the amount of such Indebtedness in one of such clauses; (iv) for purpose of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, and any such foreign denominated Indebtedness may be refinanced or replaced, or subsequently refinanced or replaced, in an amount equal to the dollar-equivalent principal amount of such Indebtedness on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar equivalent principal amount of the Indebtedness on the date of initial Incurrence; (v) if Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed Incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit; and (vi) the amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

     (i) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or

          Preferred Stock) or in options, warrants or rights to purchase such Capital Stock and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

     (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of Holding, the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

     (iii)purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations, except a purchase, repurchase, redemption, retirement, defeasance or acquisition within one year of the final maturity thereof, or

     (iv) make any Investment (other than a Permitted Investment) in any Person, (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment set forth in these clauses (i) through (iv) being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1)  a Default shall be continuing (or would result therefrom);

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and delivered to the Trustee and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

               (A) 50% of the sum of Consolidated Net Income and Consolidated Step-Up Depreciation and Amortization accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) 100% of the aggregate Net Cash Proceeds and Fair Market Value of property or assets (other than Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Company's interest in the Fair Market Value of such Person's property and assets, exclusive of goodwill or any similar intangible asset) received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or from other capital contributions subsequent to the Closing Date (other than an issuance or sale (x) to a Subsidiary of the Company, (y) to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries with respect to amounts funded or guaranteed by the Company or (z) in exchange for the proceeds of loans or advances made pursuant to clause
                    (q) under the definition "Permitted Investment" in Section 1.01);

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment" in Section 1.01);

               (E) the net reduction in any Investment (other than a Permitted Investment) that was made after the date of this Indenture resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary and the cash return of capital with respect to any Investment (other than a Permitted Investment); and

               (F) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; PROVIDED that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

     (b) The provisions of Section 4.04(a) shall not prohibit:

          (i) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries with respect to amounts funded or guaranteed by the Company); PROVIDED, HOWEVER, that:

               (1) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments, and

               (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

          (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Subordinated Obligations or Capital Stock (other than Disqualified Stock) of the Company that is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that (1) such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments; and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (ii) shall be excluded from the calculation of amounts under clause
               (iv)(3)(B) of paragraph (a) above to the extent Capital Stock is used in such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value;

          (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section; PROVIDED, HOWEVER, that such dividends shall be included in the calculation of the amount of Restricted Payments;

          (v) any payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (1) through (3) below; PROVIDED, HOWEVER, that such dividend, distribution or other amount set forth in clauses (1) and (2) shall be excluded and in clause (3) shall be included in the calculation of the amount of Restricted Payments:

               (1) to Holding in amounts equal to the amounts required for Holding to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $1.0 million per fiscal year;

               (2) to Holding in amounts equal to amounts required for Holding to pay Federal, state, local and foreign income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries) or otherwise in accordance with the Tax Sharing Agreement as in effect on the date of this Indenture, as the same may be amended from time to time in a manner not materially less favorable to the Holders of the Notes;

               (3) to Holding in amounts equal to amounts expended by Holding to purchase, repurchase, redeem, retire or otherwise acquire for value Capital Stock of Holding owned by employees, former employees, directors or former directors, consultants or foreign consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, consultants or foreign consultants); PROVIDED, HOWEVER, that the aggregate amount paid, loaned or advanced to Holding pursuant to this clause (3) shall not, in the aggregate, exceed $2.5 million per fiscal year of the Company, plus any amounts contributed by Holding to the Company as a result of sales of shares of Capital Stock to employees, directors and consultants, plus the net proceeds of any key person life insurance received by the Company after the date of this Indenture;

          (vi) the repurchase of any Subordinated Obligation or Disqualified Stock of the Company at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to Section 4.08; PROVIDED that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; PROVIDED, HOWEVER, that such repurchase shall be included in the calculation of the amount of Restricted Payments;

          (vii) the repurchase of any Subordinated Obligation or Disqualified Stock of the Company at a purchase price not greater than 100% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock in the event of an Asset Sale pursuant to a provision similar to Section 4.06; PROVIDED that prior to consummating any such repurchase, the Company has made the Asset Sale Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Asset Sale Offer; PROVIDED, HOWEVER, that such repurchase shall be included in the calculation of the amount of Restricted Payments;

          (viii) repurchases of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options; PROVIDED, HOWEVER, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (ix) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or Preferred Stock of its Restricted Subsidiaries issued or Incurred in accordance with Section 4.03; PROVIDED, HOWEVER, that such declaration and payment of dividends or distributions to holders shall be excluded in the calculation of the amount of Restricted Payments;

          (x) any of the transactions completed in connection with the Acquisition and the financing thereof; PROVIDED, HOWEVER, that such transactions shall be excluded in the calculation of the amount of Restricted Payments;

          (xi) any purchase, redemption, retirement or other acquisition for value of Disqualified Stock of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Disqualified Stock of the Company; PROVIDED that any such new Disqualified Stock is issued in accordance with Section 4.03(a) and has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; PROVIDED, HOWEVER, such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments; or

          (xii) other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of this Indenture; PROVIDED, HOWEVER, that such other Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this
Section 4.04 shall be determined by the Board of Directors whose resolution with respect thereto shall be conclusive and be delivered to the Trustee and evidenced by a resolution of the Board of Directors.

          SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

     (b)  make any loans or advances to the Company; or

     (c) transfer any of its property or assets to the Company, except, in the case of clauses (a), (b) and (c):

          (i)  any encumbrance or restriction pursuant to applicable law;

          (ii) any encumbrance or restriction in any agreement with respect to Indebtedness (including the Credit Agreement) as in effect or entered into on the Closing Date, and any amendments, modifications, restatements, renewals, extensions, replacements and refinancings thereof on terms and conditions with respect to such encumbrances and restrictions that are not materially more restrictive, taken as a whole, than those encumbrances and restrictions with respect to such Indebtedness as in effect on the date of this Indenture;

          (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (iv) any encumbrance or restriction pursuant to an agreement for the sale or other disposition of a Restricted Subsidiary or assets that restrict distributions by that Restricted Subsidiary or distributions of those assets pending the sale or other disposition;

          (v) any encumbrance or restriction existing by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

          (vi) any encumbrance or restriction existing by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (vii) any encumbrance or restriction existing by reason of restrictions on the transfer of assets that are the subject of a Capitalized Lease Obligation permitted under Section 4.03;

          (viii) in the case of clause (c), any encumbrance or restriction

               (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract,

               (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or

               (3) pursuant to Purchase Money Indebtedness for property acquired in the ordinary course of business that imposes restrictions on that property;

          (ix) encumbrances or restrictions that are or were created by virtue of any transfer of, agreement to transfer, or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

          (x) encumbrances and restrictions contained in Indebtedness of Foreign Subsidiaries permitted pursuant to Section 4.03 or industrial revenue or similar bonds Incurred by the Company or any Restricted Subsidiary and permitted pursuant to Section 4.03;

          (xi) encumbrances or restrictions contained in indentures or other debt instruments, facilities or arrangements that are not materially more restrictive, taken as a whole, than those contained in this Indenture governing the Notes or the Credit Agreement on the date of this Indenture;

          (xii) encumbrances and restrictions on the date of acquisition (and not Incurred in contemplation thereof) with respect to any assets or other property acquired by the Company or any Restricted Subsidiary (including pursuant to the acquisition of the Capital Stock of a Person);

          (xiii) customary restrictions imposed on the transfer of, or in licenses related to, copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder or the use of any such rights;

          (xiv) customary restrictions on real property interests set forth in easements and similar arrangements of the Company or any Restricted Subsidiary;

          (xv) any encumbrance or restriction existing under or by reason of a Receivables Facility or other contractual requirements of a Receivables Facility permitted pursuant to Section 4.03; PROVIDED that such restrictions apply only to such Receivables Facility; and

          (xvi) any encumbrance or restriction pursuant to (x) an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(c)(i) through (xvi) or contained in any amendment, modification or replacement to an agreement referred to in Section 4.05(c)(i) through (xvi), in each case as applicable; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, modification or replacement are no less favorable to the Holders taken as a whole than the encumbrances and restrictions contained in such predecessor agreements or (y) any Credit Facility which is no less favorable to the Holders taken as a whole than the encumbrances contained in the Credit Agreement on the date of this Indenture.

          SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

     (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, and

     (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

          (1) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value (A) Senior Indebtedness of the Company or Senior

               Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary or (B) any Indebtedness of a non-guarantor Restricted Subsidiary only if the assets sold were of a non-guarantor Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock), in each case, within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (2) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash or pursuant to arrangements in place within the 365-day period;

          (3) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), to make an Offer (as defined in Section 4.06(b)) to purchase Notes pursuant to and subject to the conditions set forth in Section 4.06(b); PROVIDED, HOWEVER, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Notes and other Senior Subordinated Indebtedness of the Company, and

          (4) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), for any general corporate purpose not restricted by the terms of this Indenture;

          PROVIDED, HOWEVER that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

          Pending the final application of the Net Available Cash, the Company and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

          Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section exceeds $5.0 million.

          For the purposes of this Section 4.06, the following are deemed to be cash: (A) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is Note Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (B) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Disposition; and (C) securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are (subject to ordinary settlement periods) converted, sold or exchanged within 30 days of receipt by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion, sale or exchange).

          In the case of an Asset Swap constituting part of an Asset Disposition, the Company or any such Restricted Subsidiary shall only be required to receive cash in an amount equal to at least 75% of the proceeds of the Asset Disposition which are not received in connection with the Asset Swap.

          (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.06(a)(iii)(3), the Company shall be required (i) to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in this Indenture and (ii) to purchase other Senior Subordinated Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Subordinated Indebtedness of the Company at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon). If the aggregate purchase price of Notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Subordinated Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Company shall not be required to make an Offer for Notes (and other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $5.0 million for any particular Asset

Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (iii).

          (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes (and other Senior Subordinated Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (iii) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes and any other Senior Subordinated Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

     (i) that are no less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

     (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

          (1)  are set forth in writing, and

          (2) have been approved in good faith by a majority of the members of the Board of Directors and,

     (iii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $20.0 million,

          (1)  are set forth in writing, and

          (2) have either (x) been approved in good faith by a majority of the members of the Board of Directors or (y) have been determined by a recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     (b) The provisions of Section 4.07(a) shall not prohibit or restrict:

     (i)  any Restricted Payment or Investment permitted to be made pursuant to
          Section 4.04,

     (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

     (iii) the grant of stock options or similar rights to employees, directors and consultants of the Company pursuant to plans approved by the Board of Directors,

     (iv) loans or advances to employees in the ordinary course of business (or guarantees in respect thereof or otherwise made on their behalf (including payment on any such guarantees)), but in any event not to exceed $3.0 million in the aggregate outstanding at any one time, plus any amounts loaned pursuant to clause (q) under the definition of "Permitted Investment" in Section 1.01,

     (v) the payment of reasonable fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company and its Subsidiaries,

     (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

     (vii) any transaction effected in connection with a Receivables Facility permitted under Section 4.03,

     (viii) any redemption of Capital Stock held by current or former employees, directors or consultants upon death, disability or termination of employment at a price not in excess of the Fair Market Value thereof or pursuant to the terms of any agreement entered into in accordance with this Indenture with such Person,

     (ix) sales or issuances of Capital Stock (other than Disqualified Stock) to Affiliates of the Company,

     (x) transactions involving the Company or any of its Restricted Subsidiaries, on the one hand, and JPMorgan Securities Inc. or Goldman, Sachs & Co. or any of their respective Affiliates, on the other hand, in connection with the Acquisition and transactions related thereto, Bank Indebtedness and any amendment, modification, supplement, extension, refinancing, replacement, work-out, restructuring and other transactions related thereto, or any management, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services, which payments are approved by a majority of the Board of Directors in good faith,

     (xi) transactions pursuant to the Stockholders' Agreement as in effect on the date of this Indenture as the same may be amended from time to time in any manner not materially less favorable taken as a whole to the Holders of the Notes,

     (xii) transactions pursuant to any agreement disclosed in the Offering Memorandum, including any agreement entered into in connection with the Acquisition, as in effect on the date of this Indenture as the same may be amended from time to time in any manner not materially less favorable taken as a whole to the Holders of the Notes,

     (xiii) any employment, compensation or indemnification agreements entered into by the Company or any of its Restricted Subsidiaries, in the ordinary course of business with employees, directors, or consultants, or

     (xiv) sales of inventory or other product to any Affiliate in the ordinary course of business.

          SECTION 4.08. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest, including Additional Interest, if any, due on the relevant interest payment date); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that it has mailed the notice to exercise its right to redeem all the Notes under the terms of paragraph 5 of the Notes at any time prior to the requirement to consummate the Change of Control and redeem the Notes in accordance with such notice. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(b).

          (b) Within 30 days following any Change of Control, or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest, including Additional Interest, if any, on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

          (iii) the purchase date (which shall be no earlier than the greater of (x) 30 days and (y) the Change of Control date and no later than 60 days from the date such notice is mailed);

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
          (iv) that the Change of Control Offer is conditioned on the Change of Control occurring if the notice is mailed prior to a Change of Control; and

          (v) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

          (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the Holders entitled thereto.

          (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (f) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

          (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA to the extent required.

          SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. FUTURE NOTE GUARANTORS AND RELEASE OF NOTE GUARANTORS.
(a) The Company shall cause (1) each Domestic Subsidiary, other than a Domestic Subsidiary the only activity of which is to participate in a Receivables Facility, and (2) each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary), to become a Note Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary shall Guarantee payment of the Notes; PROVIDED that this Section shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Note Guarantor, without rendering the Note Guarantee, as it relates to such Note Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) The Note Guarantee of a Note Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with
Section 4.06; (2) in connection with any sale of Capital Stock of a Note Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with Section 4.06; (3) if the Company designates any Restricted Subsidiary that is a Note Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of

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
this Indenture; or (4) if the Note Guarantor participates in a Receivables Facility and such participation is such Note Guarantor's only on-going activity.

          SECTION 4.12. TRUSTEE HAS NO OBLIGATION TO MONITOR. Notwithstanding anything to the contrary, but subject to Article 7 hereof, the Trustee has no obligation or duty to monitor, determine or inquire as to compliance with any of the covenants in this Article or in Article 5 hereof.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

          SECTION 5.01. (a) WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or more related transactions, to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; PROVIDED that if the Successor Company is not a corporation, the Notes will also be assumed by a corporate co-obligor;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

     (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

          (b) In addition, the Company shall not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

     (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

     (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          (c) Notwithstanding the foregoing: (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

     (a) the Company defaults in any payment of interest on any Note when the same becomes due and payable or in any payment of Additional Interest, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

     (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

     (c)  the Company fails to comply with its obligations under Section 5.01,

     (d) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.11 (other than a failure to purchase Notes when required under any such Section) and such failure continues for 60 days after the notice specified below;

     (e) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

     (f) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

     (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

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
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (i) any judgment or decree for the payment of money in excess of $20.0 million or its foreign currency equivalent (net of any amounts covered by insurance) against the Company or any Significant Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

     (j) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Significant Subsidiary Note Guarantor or Person acting by or on behalf of such Significant Subsidiary Note Guarantor denies or disaffirms such Significant Subsidiary Note Guarantor's obligations under this Indenture or any Significant Subsidiary Note Guarantee and such Default continues for 10 days after receipt of the notice specified in this Indenture.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (d), (e), (f) or (j) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. Except for monitoring payment of scheduled interest or principal on any Note, subject to Article 7 hereof, the Trustee shall have no obligation or duty to monitor, determine or inquire as to the occurrence of a Default or an Event of Default.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. LIMITATION ON SUITS. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

          (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and Additional Interest and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10 and to holders of Senior Indebtedness of the Note Guarantors to the extent required by Article 12;

          THIRD: to Holders for amounts due and unpaid on the Notes for principal, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and any Additional Interest, respectively; and

          FOURTH: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. Neither the Company nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof (and that such constitutes a Default or Event of Default hereunder) or (b) the

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Trustee shall have received notice thereof (and such notice specifies that such constitutes a Default or Event of Default hereunder) in accordance with Section
13.02 hereof from the Company, any Note Guarantor or any Holder.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each July 15 beginning with the July 15 following the date of this Indenture, and in any event prior to September 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such July 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such compensation for its services as the Trustee and the Company shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expense as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business. The Company and each Note Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, except as provided in the last sentence of this paragraph. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure to notify the Company shall not relieve the Company or any Note Guarantor of its indemnity obligations hereunder. The Company shall defend

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
the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company and the Note Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel; PROVIDED, HOWEVER, that the Company shall not be required to pay such fees and expenses if it assumes Trustee's defense, and, in Trustee's reasonable judgment, there is no conflict of interest between the Company and the Note Guarantors, as applicable, and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Interest, if any, on particular Notes.

The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.

          (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists

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
in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The

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
Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; PROVIDED, HOWEVER, that there shall be excluded from the operation of
Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) of the TIA are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE. (a) When
(i) either (1) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation; or (2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, or otherwise will become due and payable within one year and the Company or any Note Guarantor irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants or reputable investment banking firm delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest and Additional Interest, if any, on the outstanding Notes when due at maturity or upon redemption thereof, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.08) and Additional Interest, if any, (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit; (iii) the Company or any Note Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.

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
          In the case of clause (2) above, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.11 and the operation of Section 5.01 (a)(ii),
5.01(a)(iii), 5.01(a)(iv), 5.01(b)(iii), 6.01(d), 6.01(e), 6.01(f), 6.01(g)
(with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company discharges its liability on the Notes or exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all its obligations under the Note Guarantees and the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) or 6.01(i) or because of the failure of the Company to comply with clauses (ii), (iii) and
(iv) of Section 5.01(a).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          SECTION 8.02. (a) CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and Additional Interest (if any), on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

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
          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or a reputable investment banking firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without interest will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and Additional Interest, if any, when due on all the Notes to maturity or redemption, as the case may be;

          (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

          (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified or is exempt as, a regulated investment company under the Investment Company Act of 1940;

          (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

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
          (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Additional Interest, if any, on the Notes. Money and securities so held in trust are not subject to Article 10 or 12.

          SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants or reputable investment banking firm delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or Additional Interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of principal of or

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
interest or Additional Interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   AMENDMENTS

          SECTION 9.01. (a) WITHOUT CONSENT OF HOLDERS. The Company, the Note Guarantors and the Trustee may amend this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Section 4.11 or Article 5;

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (iv) to make any change in Article 10 or 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Note Guarantor (or any Representative thereof) under
     Article 10 or 12 respectively;

          (v) to add additional Guarantees with respect to the Notes or to secure the Notes;

          (vi) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (vii) to add to the covenants of the Company or provide any additional rights or benefits to the Holders or to surrender any right or power conferred upon the Company;

          (viii) to make any change that does not adversely affect the rights of any Holder;

          (ix) to provide for the issuance of the Exchange Notes or Additional Notes, which shall have terms substantially identical in all material respects to the Original Notes (except that the transfer

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
     restrictions contained in the Original Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Notes, as a single issue of securities;

          (x) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

          (b) An amendment under this Section 9.01 may not make any change to
Article 10 or Article 12 that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Note Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

               After an amendment under this Section 9.01 becomes effective,the Company shall mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

          SECTION 9.02. WITH CONSENT OF HOLDERS. (a) The Company, the Note Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

          (i) reduce the amount of Notes whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest, including Additional Interest, if any, on any Note;

          (iii) reduce the principal of or extend the Stated Maturity of any Note;

          (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
     Article 3;

          (v) make any Note payable in money other than that stated in the Note;

          (vi) make any change in Article 10 or Article 12 that adversely affects the rights of any Holder under Article 10 or Article 12;

          (vii) impair the right of any Holder to receive payment of principal of, and interest, including Additional Interest, if any, on, such

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
     Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

          (viii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

          (ix) release the Note Guarantees, other than in accordance with
     Section 11.07, or modify the Note Guarantees in any manner adverse to the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section 9.02 may not make any change to
Article 10 or Article 12 that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their

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
consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

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
                                   ARTICLE 10

                                  SUBORDINATION

          SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank equally in right of payment with any existing and future Senior Subordinated Indebtedness of the Company and shall be senior in right of payment to all future Subordinated Obligations of the Company. The Notes also shall be effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any trust described in Article 8 will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein. For purposes of this Article 10, the Indebtedness evidenced by the Notes shall be deemed to include any Additional Interest payable pursuant to the provisions set forth in the Notes and the Registration Rights Agreement. All provisions of this
Article 10 shall be subject to Section 10.12.

          Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes. The Notes will rank equally in all respects with all other Senior Subordinated Indebtedness of the Company. The Company will not Incur, directly or indirectly, any Indebtedness which is subordinate in right of payment to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness shall not be deemed to be subordinate or junior in right of payment to Secured Indebtedness merely because it is unsecured and Indebtedness which has different security or different priorities in the same security will not be deemed subordinate in right of payment to Secured Indebtedness due to such differences.

          SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under Article 8):

          (a) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before the Holders are entitled to receive any payment of principal of or interest on the Notes; and

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
          (b) until such Senior Indebtedness is paid in full any payment or distribution to which Holders would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Senior Indebtedness as their interests may appear.

          SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay principal of, premium (if any) or interest on the Notes, or make any further deposit pursuant to Section 8.01, and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Notes (collectively, "pay the Notes") (except in Permitted Junior Securities or except from a previously created trust under Article 8) if:

          (a) any Designated Senior Indebtedness of the Company is not paid when due, whether upon acceleration or otherwise, or

          (b) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

          (x) the default has been cured or waived and any such acceleration has been rescinded, or

          (y)  such Designated Senior Indebtedness has been paid in full;

PROVIDED, HOWEVER, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

          In addition, during the continuance of any default (other than a default described in clause (a) or (b) of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes (except in Permitted Junior Securities or except from a previously created trust under Article 8) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

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          (a)  by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

          (b)  by repayment in full of such Designated Senior Indebtedness, or

          (c) because the default giving rise to such Blockage Notice is no longer continuing).

          Subject to Article 7 hereof, if the Trustee receives a Blockage Notice from a Representative of such Designated Senior Indebtedness, the Trustee can conclusively rely as to the occurrence of clauses (b) and (c) of the preceding paragraph upon notice from such Representative.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the second preceding and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments.

          Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; PROVIDED, FURTHER, HOWEVER, that in no event may the total number of days during which any Payment Blockage Period or Periods (including any periods in respect of any additional Blockage Notices delivered by the Representative pursuant to the prior sentence) is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 10.04. ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative

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of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 10 otherwise permits payment at that time.

          SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

          SECTION 10.06. SUBROGATION. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

          SECTION 10.07. RELATIVE RIGHTS. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Additional Interest, if any, on the Notes in accordance with their terms; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

          SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it in its sole discretion that payments may not be made under this Article 10. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

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          The Trustee in its individual or any other capacity may hold Senior
Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

          SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

          SECTION 10.12. TRUST MONIES NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest and Additional Interest, if any, on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or

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distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. Notwithstanding anything that may be interpreted to the contrary, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                   ARTICLE 11

                                 NOTE GUARANTEES

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          SECTION 11.01. (a) NOTE GUARANTEES. Each Note Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or Additional Interest, if any, in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

          (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor's obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Note Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Note Guarantor.

          (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when

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due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Guaranteed Obligations.

          (e) The Note Guarantee of each Note Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Note Guarantor and is made subject to such provisions of this Indenture.

          (f) Except as expressly set forth in Sections 4.11, 8.01, 11.02, 11.06 and 11.07, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

          (g) Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or Additional Interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed

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Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

          (i) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

          (j) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01. (k) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 11.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Note Guarantee as to any Note Guarantor shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 11 upon (i) the merger or consolidation of such Note Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Note Guarantor is not the surviving entity of such consolidation or merger, (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Note Guarantor, where, after such sale, such Note Guarantor is no longer a Subsidiary of the Company; PROVIDED, HOWEVER, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and
Section 5.01(b) or (iii) otherwise permitted under Section 4.11(b). At

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the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

          SECTION 11.03. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE NOTE GUARANTORS. Each Subsidiary which is required to become a Note Guarantor pursuant to Section 4.11 shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, and other customer exceptions, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

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          SECTION 11.07. RELEASE OF NOTE GUARANTEES. Any term or provision of this Indenture to the contrary notwithstanding, the Note Guarantee of a Note Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.06; (2) in connection with any sale of Capital Stock of a Note Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with Section 4.06; (3) if the Company designates any Restricted Subsidiary that is a Note Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) if the Note Guarantor participates in a Receivables Facility and such participation is such Note Guarantor's only on-going activity.

          SECTION 11.08. NON-IMPAIRMENT. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.


                                   ARTICLE 12

                      SUBORDINATION OF THE NOTE GUARANTEES

          SECTION 12.01. AGREEMENT TO SUBORDINATE. Each Note Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of a Note Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all existing and future Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Note Guarantor. The obligations hereunder with respect to a Note Guarantor shall in all respects rank equally in right of payment with any existing and future Senior Subordinated Indebtedness of such Note Guarantor and shall be senior in right of payment to all future Subordinated Obligations of such Note Guarantor; and only Indebtedness of such Note Guarantor that is Senior Indebtedness of such Note Guarantor shall rank senior to the obligations of such Note Guarantor in accordance with the provisions set forth herein.

          SECTION 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of a Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under Article 8):

          (a) the holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full of such Senior

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
               Indebtedness before the Holders are entitled to receive any payment of principal of or interest on the Notes; and

          (b) until such Senior Indebtedness is paid in full any payment or distribution to which Holders would be entitled but for this
               Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear.

          SECTION 12.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS OF A NOTE GUARANTOR. A Note Guarantor may not pay principal of, premium (if any) or interest on the Notes, or make any further deposit pursuant to the provisions of
Article 8, and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Notes (collectively, "pay its Guarantee") (except in Permitted Junior Securities or except from a previously created trust under Article 8) if:

          (a) any Designated Senior Indebtedness of such Note Guarantor is not paid when due, whether upon acceleration or otherwise, or

          (b) any other default on Designated Senior Indebtedness of such Note Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

          (x) the default has been cured or waived and any such acceleration has been rescinded, or

          (y)  such Designated Senior Indebtedness has been paid in full;

PROVIDED, HOWEVER, that such Note Guarantor may pay the Notes without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

In addition, during the continuance of any default (other than a default described in clause (a) or (b) of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness of such Note Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes (except in Permitted Junior Securities or except from a previously created trust under Article 8) for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Note Guarantor and the Company) of written

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notice (a "Guarantee Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Note Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated:

          (a) by written notice to the Trustee and such Note Guarantor and the Company from the Person or Persons who gave such Blockage Notice,

          (b)  by repayment in full of such Designated Senior Indebtedness, or

          (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing).

          Subject to Article 7 hereof, if the Trustee receives a Guarantee Blockage Notice, from a Representative of such Designated Senior Indebtedness, the Trustee can conclusively rely as to the occurrence of clauses (b) and (c) of the preceding paragraph upon notice from such Representative.

          Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the second preceding and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Note Guarantor may resume paying its Note Guarantee after such Guarantee Payment Blockage Period, including any missed payments.

          Not more than one Guarantee Blockage Notice may be given with respect to a Note Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Note Guarantor during such period; PROVIDED, HOWEVER, that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Note Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; PROVIDED, FURTHER, HOWEVER, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods (including any periods in respect of any additional Guarantee Blockage Notices delivered by the Representative pursuant to the prior sentence) is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment

Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 12.04. DEMAND FOR PAYMENT. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Note Guarantor pursuant to Article 11, the Trustee (PROVIDED that the Trustee shall have received written notice from the Company or such Note Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Note Guarantor is outstanding, such Note Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of Designated Senior Indebtedness of such Note Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

          SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Note Guarantor and pay it over to them as their respective interests may appear.

          SECTION 12.06. SUBROGATION. After all Senior Indebtedness of a Note Guarantor is paid in full and until the Notes are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Note Guarantor. A distribution made under this Article 12 to holders of Senior Indebtedness of such Note Guarantor which otherwise would have been made to Holders is not, as between such Note Guarantor and Holders, a payment by such Note Guarantor on Senior Indebtedness of such Note Guarantor.

          SECTION 12.07. RELATIVE RIGHTS. This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of a Note Guarantor. Nothing in this Indenture shall:

          (a) impair, as between a Note Guarantor and Holders, the obligation of a Note Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Note Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Holders.

          SECTION 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY A NOTE GUARANTOR. No right of any holder of Senior Indebtedness of a Note Guarantor to enforce the subordination of the obligations of such Note Guarantor hereunder shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

          SECTION 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it in its sole discretion that payments may not be made under this Article 12. A Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Note Guarantor may give the notice; PROVIDED, HOWEVER, that if an issue of Senior Indebtedness of a Note Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Note Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Note Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 or any other Section of this Indenture.

          SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

          SECTION 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure of a Note Guarantor to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Note Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Note Guarantor pursuant to Article 11.

          SECTION 12.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of a Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Note Guarantor and other Indebtedness of a Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Note Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Note Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF A NOTE GUARANTOR. Notwithstanding anything that may be interpreted to the contrary, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Note Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Note Guarantor shall be entitled by virtue of this Article 12 or otherwise.

          SECTION 12.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF A NOTE GUARANTOR ON SUBORDINATION PROVISIONS. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the

Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 12.16. TRUST MONIES NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of, and interest and Additional Interest on, the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of any Note Guarantor or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to a Note Guarantor or any holder of Senior Indebtedness of Note Guarantor or any other creditor of a Note Guarantor.


                                   ARTICLE 13

                                  MISCELLANEOUS

          SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

          SECTION 13.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                   if to the Company:

                   Berry Plastics Corporation
                   101 Oakley Street
                   Evansville, Indiana  47710

                   Attention of:
                   James M. Kratochvil

                   with a copy to:

                   Fried, Frank, Harris, Shriver & Jacobson
                   One New York Plaza
                   New York, NY  10004

                   Attention of:
                   Valerie Jacob

                   if to the Trustee:

                   U.S. Bank Trust National Association
                   100 Wall Street, 16th Floor
                   New York, NY  10005

                   Attention of:
                   Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

          SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee (except that in the case of any such request or application as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificates or opinions shall be required) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 13.06. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 13.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or any of the Note Guarantors, shall not have any liability for any obligations of the Company or any of the Note Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 13.11. SUCCESSORS. All agreements of the Company and each Note Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


BERRY PLASTICS CORPORATION,


           by_____________________________
             Name:
             Title:


          BPC HOLDING CORPORATION,
          BERRY IOWA CORPORATION,
          PACKERWARE CORPORATION,
          KNIGHT PLASTICS, INC.,
          BERRY STERLING CORPORATION,
          BERRY PLASTICS DESIGN CORPORATION,
          POLY-SEAL CORPORATION,
          BERRY PLASTICS ACQUISITIONS CORPORATION III,
          VENTURE PACKAGING, INC.,
          VENTURE PACKAGING MIDWEST, INC.,
          BERRY PLASTICS TECHNICAL SERVICES, INC.,
          CPI HOLDING CORPORATION,
          AEROCON, INC.,
          PESCOR, INC.,
          BERRY TRI-PLAS CORPORATION,
          CARDINAL PACKAGING, INC.

           by_____________________________

             Name:
             Title:


          U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


           by_____________________________
             Name:
             Title:

                                                                      APPENDIX A




                     PROVISIONS RELATING TO ORIGINAL NOTES,
                       ADDITIONAL NOTES AND EXCHANGE NOTES

     1.   DEFINITIONS

     1.1  DEFINITIONS

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

          "Definitive Note" means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

          "Global Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means JPMorgan Securities Inc., Goldman, Sachs & Co., Credit Suisse First Boston Corporation and The Royal Bank of Scotland plc.

          "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "Purchase Agreement" means (a) the Purchase Agreement dated July 17, 2002, among the Company, the Note Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Rights Agreement" means (a) the Registration Rights Agreement dated July 22, 2002, among the Company, the Note Guarantors and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Notes.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Notes" means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

          "Restricted Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Notes.

          "Restricted Notes Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Notes" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

          "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

     1.2  OTHER DEFINITIONS

     TERM:                                       DEFINED IN SECTION:

"Agent Members"..........................................2.1(c)
"IAI Global Note"........................................2.1(b)
"Global Note"............................................2.1(b)
"Regulation S Global Note"...............................2.1(b)
"Rule 144A Global Note"..................................2.1(b)


     2.   THE NOTES

     2.1  FORM AND DATING

          (a) The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

          (b) GLOBAL NOTES. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the "Regulation S Global Note"), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend (collectively, the "IAI Global Note") shall also be issued on the Closing Date, deposited with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are each referred to herein as a "Global Note" and are collectively referred to herein as "Global Notes", PROVIDED that the term "Global Note" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any
Note in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

          (c) BOOK-ENTRY PROVISIONS. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (d) DEFINITIVE NOTES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

     2.2 AUTHENTICATION. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $250,000,000; (b) subject to the terms of this Indenture, Additional Notes and
(c) the Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, any issuance of Additional Notes after the Closing Date shall be in a principal amount of at least $1.0 million, whether such Additional Notes are of the same or a different series than the Original Notes.

     2.3 TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Registrar with a request:

          (i) to register the transfer of such Definitive Notes; or

          (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Notes surrendered for transfer or exchange:

          (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

               (B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

               (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
          Section 2.3(e)(i).

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated Notes pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL NOTE. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such
Note is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Notes of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e) LEGEND.

          (i) Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY
     (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
     (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Note shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

          (iii) After a transfer of any Original or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Original or Additional Notes shall cease to apply and the requirements that any such Original or Additional Notes be issued in global form shall continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Notes pursuant to which Holders of such Original or Additional Notes are offered Exchange Notes in exchange for their Original or Additional Notes, all requirements pertaining to Original or Additional Notes that Original or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

          (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

          (vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

          (f) CANCELATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          (h) NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global
     Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  DEFINITIVE NOTES

          (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or
(iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A


                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                            [Restricted Notes Legend]

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT

("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                      10 3/4% Senior Subordinated Note due 2012

                                                                CUSIP No. ______
                                                                ISIN No.

          BERRY PLASTICS CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] listed on the Schedule of Increases or Decreases in Global Note attached hereto on July 15, 2012.

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                              BERRY PLASTICS CORPORATION,

                              by
                                  -----------------------
                                     Name:
                                     Title:

                              by
                                  -----------------------
                                     Name:
                                     Title:

Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION,
     as Trustee, certifies
     that this is one of
     the Notes referred
     to in the Indenture.


By:
   -------------------------
     Authorized Signatory

*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                    10 3/4% Senior Subordinated Note due 2012


1.   INTEREST

          (a) BERRY PLASTICS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 22, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          (b) ADDITIONAL INTEREST. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of July 22, 2002, among the Company, BPC Holding Corporation, Berry Iowa Corporation, Packerware Corporation, Knight Plastics, Inc., Berry Sterling Corporation, Berry Plastics Design Corporation, Poly-Seal Corporation, Berry Plastics Acquisitions Corporation III, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Berry Plastics Technical Services, Inc., CPI Holding Corporation, Aerocon, Inc., Pescor, Inc., Berry Tri-Plas Corporation and Cardinal Packaging, Inc., (the "Note Guarantors") and the Initial Purchasers named therein (the "Registration Rights Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. The Registration Rights Agreement shall provide that in the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required thereby, is not declared effective on or prior to April 22, 2003 (the "Target Registration Date"), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required thereby, is declared effective by the SEC or the Securities become freely tradable under the Securities Act, up to a maximum aggregate increase of 1.00% per annum of Additional Interest. If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 45 consecutive days or more than 60 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum commencing on the 46th or 61st day in such 12-month period, with further increases, subject to a maximum of 1.00% per annum of Additional Interest, in accordance with the schedule in this paragraph (b), and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable or the Securities become freely tradable under the Securities Act.

All accrued Additional Interest shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such Additional Interest. For purposes of the foregoing, "Transfer Restricted Notes" means (i) each Initial Note until the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Initial Note or until the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Note until the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2.   METHOD OF PAYMENT

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, Additional Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, Additional Interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Note (including principal, premium, if any, interest and Additional Interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or Additional Interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.   INDENTURE

          The Company issued the Notes under an Indenture dated as of July 22, 2002 (the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured obligations of the Company. This
Note is one of the [Original][Additional] Notes referred to in the Indenture. The Notes include the Original Notes, the Additional Notes and any Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Original Notes, the Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

          To guarantee the due and punctual payment of the principal, interest and Additional Interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Note Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   OPTIONAL REDEMPTION

          Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to July 15, 2007. Thereafter, the Notes shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                                  REDEMPTION
          YEAR                                                       PRICE
          ------------------------------------------------------------------
          2007                                                      105.375%
          2008                                                      103.583%
          2009                                                      101.792%
          2010 and thereafter                                       100.000%

In addition, prior to July 15, 2005, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Company or (ii) by Holding to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding. Any such redemption by the Company shall be made within 60 days of such Equity Offering upon and otherwise in accordance with the procedures set forth in the Indenture.

6.   SINKING FUND

          The Notes are not subject to any sinking fund.

7.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND ASSET DISPOSITIONS

          In accordance with Section 4.08, upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Additional Interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          In accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of certain events.

9.   SUBORDINATION

          The Notes and Note Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Note Guarantees may be paid. The Company and each Note Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11.  PERSONS DEEMED OWNERS

          Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment principal, interest or Additional Interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and Additional Interest, if any, on, the Notes to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes or the Note Guarantees may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to make any change in Article 10 or 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Note Guarantor (or any Representative thereof) under Article 10 or 12 respectively;
(v) to add additional Guarantees with respect to the Notes or to secure the Notes; (vi) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
(vii) to add to the covenants of the Company or provide any additional rights or benefits to the Holders or to surrender any right or power conferred upon the Company; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to provide for the issuance of the Exchange Notes or Additional Notes in accordance with the provisions of this Indenture; (x) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture.

15.  DEFAULTS AND REMEDIES

          If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such

Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Note Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  AUTHENTICATION

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP AND ISIN NUMBERS

          The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY SHALL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note on
the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                             Your Signature:
      ------------------------                    ------------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                                RESTRICTED NOTES


This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

( ) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

( ) has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  ( )  to the Company; or

     (2) ( ) to the Registrar for registration in the name of the Holder, without transfer; or

     (3) ( ) pursuant to an effective registration statement under the Securities Act of 1933; or

     (4) ( ) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (5) ( ) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

     (6) ( ) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (7) ( ) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                   ----------------------------------
                                         Your Signature

Signature Guarantee:

Date:
      -------------------          ----------------------------------
Signature must be guaranteed       Signature of Signature Guarantee
by a participant in a recognized
signature guaranty medallion
program or other signature
guarantor acceptable to the
Trustee

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ----------------       ------------------------------
                              NOTICE:  To be executed by
                                       an executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:


Date of    Amount of          Amount of          Principal amount of    Signature of
Exchange   decrease in        increase in        this Global Note       authorized signatory
           Principal Amount   Principal Amount   following such         of Trustee or Notes
           of this            of this            decrease or increase   Custodian
           Global             Global
           Note               Note


                       OPTION OF HOLDER TO ELECT PURCHASE


          IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

               ASSET DISPOSITION ( )  CHANGE OF CONTROL ( )

          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                            YOUR SIGNATURE:
      -----------------------                    -------------------------------
        (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)


SIGNATURE GUARANTEE:
                    ------------------------------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]
                              [Global Notes Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                             $__________

                    10 3/4% Senior Subordinated Note due 2012

                                                                CUSIP No. ______
                                                                ISIN No.

          BERRY PLASTICS CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] listed on the Schedule of Increases or Decreases in Global Note attached hereto on July 15, 2012.

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                              BERRY PLASTICS CORPORATION,

                              by
                                -------------------------------
                                Name:
                                     Title:

                              by
                                -------------------------------
                                Name:
                                     Title:


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION,

     as Trustee, certifies
     that this is one of
     the Notes referred
     to in the Indenture.

     by
         -----------------------------
             Authorized Signatory




*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                    10 3/4% Senior Subordinated Note due 2012


1.   INTEREST.

          BERRY PLASTICS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 22, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.   INDENTURE

The Company issued the Notes under an Indenture dated as of July 22, 2002 (the "Indenture"), among the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the
"TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Notes are senior subordinated unsecured obligations of the Company. This Note is one of the [Exchange] [Additional] Notes referred to in the Indenture. The Notes include the Original Notes, the Additional Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Original Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

          To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis subordinated pursuant to the terms of the Indenture.

5.   OPTIONAL REDEMPTION

Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to July 15, 2007. Thereafter, the Notes shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                                 REDEMPTION
          YEAR                                                     PRICE
          -----------------------------------------------------------------
          2007                                                    105.375%
          2008                                                    103.583%
          2009                                                    101.792%
          2010 and thereafter                                     100.000%

In addition, prior to July 15, 2005, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Company or (ii) by Holding to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding. Any such redemption by the Company shall be made within 60 days of such Equity Offering upon and otherwise in accordance with the procedures set forth in the Indenture.

6.   SINKING FUND

          The Notes are not subject to any sinking fund.

7.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND ASSET DISPOSITIONS

          In accordance with Section 4.08, upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          In accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of certain events.

9.   SUBORDINATION

          The Notes and Note Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company and each Note Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes or the Note Guarantees may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to make any change in Article 10 or 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Note Guarantor (or any Representative thereof) under Article 10 or 12 respectively;
(v) to add additional Guarantees with respect to the Notes or to secure the Notes; (vi) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
(vii) to add to the covenants of the Company or provide any additional rights or benefits to the Holders or to surrender any right or power conferred upon the Company; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to provide for the issuance of the Exchange Notes or Additional Notes in accordance with the provisions of the Indenture; (x) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture.

15.  DEFAULTS AND REMEDIES

          If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless
(i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy,
(iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  AUTHENTICATION

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP AND ISIN NUMBERS

          The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY SHALL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note on
the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                         Your Signature:
      ---------------------                   ----------------------------------

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

               ASSET DISPOSITION ( )  CHANGE OF CONTROL ( )


               IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$


DATE:                         YOUR SIGNATURE:
      ---------------------                   ----------------------------------
        (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)


SIGNATURE GUARANTEE:
                    ------------------------------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL Note

          The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:


Date of    Amount of          Amount of          Principal amount of    Signature of
Exchange   decrease in        increase in        this Global Note       authorized signatory
           Principal Amount   Principal Amount   following such         of Trustee or Notes
           of this            of this            decrease or increase   Custodian
           Global             Global
           Note               Note


                                                                       EXHIBIT C

                        [FORM OF SUPPLEMENTAL INDENTURE]


                    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
               dated as of                     , among [GUARANTOR] (the "New
               Guarantor"), a subsidiary of BERRY PLASTICS CORPORATION (or its successor), a Delaware corporation (the "Company"), BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITIONS CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION, each a Delaware corporation, and CARDINAL PACKAGING, INC., an Ohio corporation, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


          WHEREAS the Company and BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITIONS CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION and CARDINAL PACKAGING, INC. (the "Existing Guarantors") has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of July 22, 2002, providing for the issuance of an aggregate principal amount of up to $250,000,000 of 10 3/4% Senior Subordinated Notes due 2012 (the "Notes");

          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

     1. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

     2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.


     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                               [NEW GUARANTOR],

                               by
                                 ------------------------------
                                      Name:
                                     Title:

                              BERRY PLASTICS CORPORATION,

                              by
                                -----------------------------
                                     Name:
                                    Title:


                              BPC HOLDING CORPORATION,
                              BERRY IOWA CORPORATION,
                              PACKERWARE CORPORATION,
                              KNIGHT PLASTICS, INC.,
                              BERRY STERLING CORPORATION,
                              BERRY PLASTICS DESIGN CORPORATION,
                              POLY-SEAL CORPORATION,
                              BERRY PLASTICS ACQUISITIONS CORPORATION III,
                              VENTURE PACKAGING, INC.,
                              VENTURE PACKAGING MIDWEST, INC.,
                              BERRY PLASTICS TECHNICAL SERVICES, INC.,
                              CPI HOLDING CORPORATION,
                              AEROCON, INC.,
                              PESCOR, INC.,
                              BERRY TRI-PLAS CORPORATION,
                              CARDINAL PACKAGING, INC.

                              by
                                 -----------------------------

                                Name:
                                     Title:

                              U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee,

                              by
                                -----------------------------
                                Name:
                                     Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation


[Company]

In care of
[          ]
[          ]
[          ]


Ladies and Gentlemen:


     This certificate is delivered to request a transfer of $[ ] principal amount of the [ ]% Senior Subordinated Notes due 2012 (the "Notes") of Berry Plastics Corporation (the "Company").

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase Notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.



                              TRANSFEREE:_________________,

                                by:___________________________


                                        2